Exhibit 99.1

News Release

Investor Contact:    Frank Esposito
Investor Relations
(216) 682-7003
Media Contact:    Amy McGahan
Dix & Eaton
(216) 241-3027

OMNOVA to be acquired by Synthomer plc, London for $10.15 per share;
reports fiscal 2019 second-quarter earnings

BEACHWOOD, OHIO, July 3, 2019 - OMNOVA Solutions Inc. (NYSE: OMN) today announced that it has entered into a definitive agreement to be acquired by Synthomer plc, a United Kingdom-based specialty chemical company, for $10.15 per share in cash. The Company also reported its second quarter fiscal 2019 earnings, which included the 10th consecutive quarter of year-over-year volume growth in its Specialty Solutions segment.
OMNOVA Chief Executive Officer Anne Noonan said, “Today, we announced that we have entered into a definitive agreement under which Synthomer plc (LON: SYNT) will acquire all of the outstanding common shares of OMNOVA Solutions for $10.15 per share in an all-cash transaction. The offer price represents a premium of 52% over OMNOVA’s three-month weighted average share price of $6.67. The

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transaction has been approved unanimously by the OMNOVA and Synthomer boards of directors. We are pleased that Synthomer recognizes the hard work of our employees in executing our multi-year transformation into a leading global specialty solutions provider. OMNOVA complements Synthomer culturally, geographically and by market, while Synthomer’s financial position provides for a very strong combined company that will be well positioned to accelerate growth. This transaction presents increased opportunities for the business and its employees to leverage the combined scale, grow more quickly and profitably, and enhance product innovation in ways that will benefit customers and employees,” finished Noonan.

Completion of the transaction is subject to the satisfaction of certain customary closing conditions, including the receipt of regulatory approvals, and approval from Synthomer’s and OMNOVA’s shareholders. The transaction is not contingent on obtaining financing and is expected to close in late 2019 or early 2020.
Advisors
Morgan Stanley & Co. LLC is acting as exclusive financial advisor to OMNOVA Solutions and Jones Day is acting as its legal counsel.
Consolidated Results for the Second Quarter of Fiscal 2019
Chief Executive Officer Anne Noonan, commenting on the second quarter of fiscal 2019, said, “As anticipated, we continued to face challenging economic conditions and volatile markets during the quarter. In spite of this market uncertainty, our specialization strategy made continued progress. We reported our 10th consecutive quarter of year-over-year volume growth in Specialty Solutions driven by Specialty Coatings, Adhesives & Sealants and Oil & Gas. Our Portuguese acquisition continued to perform ahead of expectations. In Performance Materials, our coated fabrics business doubled its contribution to profitability as it shipped new, higher-margin products.
“We have continued optimism as we head into the second half of the year. We completed the closure and sale of our Green Bay, Wisconsin plant in May and are on track to deliver $7-8 million of

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annual savings beginning in June. During the second quarter, we increased production capability in Mogadore and Akron, Ohio and have improved our ability to supply record levels of orders in Oil & Gas. We expect OMNOVA Portugal to continue to exceed integration and synergy targets. We also expect continued benefit from our new product development pipeline as margins for these innovative new products are 400 basis points favorable to last year. I am extremely pleased with the progress we have made and welcome the opportunity to leverage OMNOVA’s successes to accelerate the combined company’s growth potential,” Noonan said.
Diluted earnings per share for the second quarter ended May 31, 2019 was $0.12 per share, compared to diluted earnings per share of $0.19 last year. Adjusted Diluted Earnings per Share of $0.12 for the second quarter of 2019 was lower than Adjusted Diluted Earnings per Share of $0.20 last year, with the decline primarily driven by general market uncertainty and the full impact of the Company’s exit from the commodity coated paper market that began in 2018. The Company completed the closure and sale of its Green Bay, Wisconsin plant during May 2019 and has completed the transfer of those products to its Mogadore, Ohio plant.
Net sales for the quarter were $205.7 million, approximately flat to last year’s $206.3 million. Overall volume was favorable by $6.2 million, or 3%, as the benefit from the OMNOVA Portugal acquisition offset declines in Performance Materials that were primarily due to the Company’s strategic exit from commodity paper chemicals. Price and mix had an unfavorable impact on net sales of $2.5 million, or 1.2%, primarily in Performance Materials. Currency translation was unfavorable by $4.3 million, or 2.1%.
SG&A in the quarter was $30.2 million, up from $28 million last year. The primary drivers were personnel costs, outside services and the September 2018 acquisition of OMNOVA Portugal.
Income tax expense in the second quarter of 2019 was $1.6 million compared to $2.5 million in 2018. Cash taxes were $3.2 million for the quarter compared to $3.3 million last year. The Company has approximately $65.4 million of U.S. federal net operating loss carryforwards and $78.9 million of state and local tax net operating loss carryforwards.

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Working capital days at the end of the quarter were 57.5, compared to 53.7 last year, driven by the OMNOVA Portugal acquisition and inventory build related to the Green Bay plant closure. Cash provided by operations for the quarter was $3.5 million, compared to $23.6 million last year. The working capital days increase and lower net income were the primary drivers of the decrease in cash from operations. Capital expenditures were $11.3 million for the 2019 second quarter compared with $3.9 million last year, with the increase reflecting incremental capital investments made to support the consolidation of the Green Bay and Mogadore plants. The Company’s Net Leverage Ratio was 4.0x, which is up from 3.0x last year but includes the impact of the OMNOVA Portugal acquisition made in September 2018 and lower EBITDA and cash flow. (See Tables E and F.) Excluding the acquisition of OMNOVA Portugal, the Net Leverage Ratio would have been approximately 3.7x.
Specialty Solutions Segment Results
Net sales for Specialty Solutions during the second quarter of 2019 increased $13.5 million, or 10.5%, to $142.3 million, compared with $128.8 million last year. OMNOVA Portugal accounted for $16.4 million of net sales in the quarter. Volume increases of $16.4 million, or 12.7%, were partially offset by price/mix of $0.1 million, or 0.2%, and unfavorable foreign currency translation of $2.8 million or 1.7%. Volumes were positive in the Company’s Coatings, Adhesives & Sealants, and Oil & Gas businesses. This was the 10th quarter in a row of year-over-year volume increases in the Specialty Segment. The Laminates & Films business continued to see the impact of weakness in the RV market.
Segment operating profit was $20 million compared with $21.9 million last year. Adjusted Segment Operating Profit was $19.7 million, or 13.8% of net sales, compared to $22 million, or 17.1% of net sales, last year. (See Tables A and B.) Oil & Gas had strong growth during the quarter and ended with a record order book. The Oil & Gas growth, however, was not enough to offset the declines in Laminates & Films, which experienced an extremely strong quarter last year.
Performance Materials Segment Results
Net sales for Performance Materials during the second quarter of 2019 were $63.4 million, down $14.1 million from $77.5 million last year. Paper and carpet were the key drivers of the decline, reflecting

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the Company’s strategic initiative to reduce dependence on commodity business in structural decline. Volume was down $10.2 million, or 13%, from last year, primarily due to the Company’s exit from commodity paper chemicals. Price and mix were unfavorable by $2.8 million, or 3.6%, and foreign exchange was unfavorable by $1.5 million.
Performance Materials’ segment operating profit for the quarter was $0.8 million, compared with $0.1 million last year. The operating loss this year includes $1.0 million of benefit primarily related to the closure and sale of the Green Bay facility. Adjusted Segment Operating Loss was $0.2 million, compared to earnings of $0.6 million last year. (See Tables A and B.) The primary driver of the year-over-year decline is the loss of the transitional commodity paper volumes from the second quarter of 2018, which had an unfavorable operating profit impact of approximately $1.0 million. The closure of the Green Bay plant is complete and the Company expects annual benefits of $7 million to $8 million to begin in June 2019, primarily benefiting the Performance Materials segment. The Company expects to realize approximately half of the savings during the second half of fiscal 2019, with the fully annualized savings realized in fiscal 2020.
Cancellation of OMNOVA Second Quarter Conference Call
In light of the potential acquisition, OMNOVA will not host a conference call for its second quarter 2019 financial results.
About OMNOVA
OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended May 31, 2019 were approximately $760 million. The Company has a global workforce of approximately 1,900. Visit OMNOVA Solutions on the internet at www.omnova.com.

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About Synthomer
Synthomer is a top-five global supplier of emulsion and specialty polymers, producing innovative formulations to support customers in a range of industries, from construction through paints and coatings to healthcare. With headquarters in London, the Group operates 25 production sites, four global R&D centers and has sales in all geographies. Synthomer has a strong track record of organic growth and progress has been further underpinned by three bolt-on acquisitions since 2016. The Group has approximately 2,900 employees and reported FY 2018 revenues of £1.6 billion ($2.1 billion USD). www.synthomer.com
Cautionary Note Regarding Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, and financial condition, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties

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and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations, or financial condition, as well as the Company's actual and projected results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s business, operations, and financial condition and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statements speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
The Company's actual and projected results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) changes in raw material prices and availability; (3) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (4) the risk of doing business in foreign countries and markets; (5) the highly competitive markets the Company serves and continued consolidations among its competitors and customer base; (6) extensive and increasing governmental regulation, including environmental, health and safety regulations; (7) the Company's inability to protect its intellectual property or successfully defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) risks inherent in the operation of manufacturing facilities; (11) the Company's inability to achieve or achieve in a timely manner the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products that can be value priced; (13) information system failures and breaches in security; (14) the Company's use of purchase orders rather than long-term contracts for most of its

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business; (15) the disproportionate impact of certain product lines on the Company's operating profitability; (16) customer credit risk; (17) continued increases in healthcare costs; (18) the Company's ability retain or attract key employees; (19) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (20) the Company's contribution obligations under its U.S. pension plan; (21) the Company's reliance on foreign financial institutions to hold some of its funds; (22) the effect of goodwill impairment charges; (23) the Company's substantial debt position; (24) the operational and financial restrictions contained in the Company's debt agreements; (25) the effects of a default under the Company's term loan or revolving credit facility; (26) the Company's ability to generate sufficient cash to service its outstanding debt; and (27) potential changes in the LIBOR calculation method and the expected phase-out of LIBOR.
In relation to the proposed acquisition of the Company by Synthomer, the following uncertainties and other factors could cause actual outcomes to differ from those set forth in the forward-looking statements: (i) the risk that the contemplated transactions may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay Synthomer a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the proposed transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the proposed transaction, including, without limitation, the receipt of approval from the Company’s shareholders and Synthomer’s shareholders, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims,

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any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
OMNOVA Solutions provides greater detail regarding these and other risks and uncertainties in its 2018 Form 10-K and subsequent filings with the Securities and Exchange Commission, which are available online at www.omnova.com and www.sec.gov.
Additional Information
In connection with the proposed transaction, the Company intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to the Company’s shareholders, and other documents relevant to the transactions contemplated by the Merger Agreement. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.omnova.com, or by contacting the Company’s Investor Relations at 216-682-7003.
Participants in the Solicitation
The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s investors and security holders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2019 Annual Meeting of

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Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other documents relevant to the proposed Merger that the Company intends to file with the SEC. These documents may be obtained for free (when they become available) as described above.

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Non-GAAP and Other Financial Matters

This Earnings Release includes Adjusted Segment Operating Profit, Adjusted Income, Adjusted Diluted Earnings Per Share, Adjusted EBIT, Net Debt and Adjusted EBITDA which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because Management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Presented on Tables E and F is the Company's Net Leverage Ratio calculation (Net Debt / Adjusted EBITDA). Presented on Table G is the Company's Adjusted Return on Invested Capital calculation (Adjusted Net Operating Profit After Tax / Total Debt and Equity). The tables below provide the reconciliation of these financial measures to the comparable GAAP financial measures.

Reconciliation of Reported Segment Net Sales and Operating Profit to Net Sales and Net Income

	Three Months Ended May 31,		Six Months Ended May 31,
(In millions)	2019	2018	2019	2018
Net Sales:
Specialty Solutions	$142.3	$128.8	$255.0	$238.0
Performance Materials	63.4	77.5	119.6	147.0
Total Net Sales	$205.7	$206.3	$374.6	$385.0
Segment Operating Profit:
Specialty Solutions	$20.0	$21.9	$29.3	$35.5
Performance Materials	.8	.1	(2.0)	2.2
Interest expense	(5.2)	(4.6)	(10.2)	(9.7)
Corporate expenses	(8.4)	(6.5)	(15.3)	(14.9)
Income (Loss) Before Income Taxes	7.2	10.9	1.8	13.1
Income tax (benefit) expense	1.6	2.5	.8	(2.6)
Net Income (Loss)	$5.6	$8.4	$1.0	$15.7
Depreciation and amortization	$7.8	$7.3	$15.9	$14.5
Capital expenditures	$11.3	$3.9	$18.7	$7.1

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended May 31, 2019
					Table A

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$142.3	$63.4	$205.7	$—	$205.7

Segment Operating Profit / Corporate Expense	$20.0	$.8	$20.8	$(8.4)	$12.4
Interest expense	—	—	—	(5.2)	(5.2)
Income (Loss) Before Income Taxes	$20.0	$.8	$20.8	$(13.6)	$7.2
Management Excluded Items
Restructuring and severance	—	1.0	1.0	.2	1.2
Accelerated depreciation	—	.4	.4	—	.4
Operational Improvements costs	—	—	—	.7	.7
Asset impairment, facility closure costs and other	—	1.6	1.6	—	1.6
(Gain) loss on sale of assets	—	(4.4)	(4.4)	.2	(4.2)
Acquisition and integration related expense	(.3)	.4	.1	—	.1
Subtotal for management excluded Items	(.3)	(1.0)	(1.3)	1.1	(.2)
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$19.7	$(.2)	$19.5	$(12.5)	$7.0
Income tax expense (25% rate)*					(1.7)
Adjusted Income (Loss)					$5.3
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.12

*Income Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit as a % of Sales	13.8%	(0.3)%	9.5%
Segment / Corporate Capital Expenditures	$7.3	$3.3	$10.6	$.7	$11.3

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$19.7	$(.2)	$19.5	$(12.5)	$7.0
Unallocated corporate interest expense	—	—	—	5.2	5.2
Segment / Consolidated Adjusted EBIT	19.7	(.2)	19.5	(7.3)	12.2
Depreciation and amortization	5.0	2.4	7.4	—	7.4
Segment / Consolidated Adjusted EBITDA	$24.7	$2.2	$26.9	$(7.3)	$19.6

Adjusted EBITDA as a % of sales	17.4%	3.5%	13.1%		9.5%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended May 31, 2018
					Table B

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$128.8	$77.5	$206.3	$—	$206.3

Segment Operating Profit / Corporate Expense	$21.9	$.1	$22.0	$(6.5)	$15.5
Interest expense	—	—	—	(4.6)	(4.6)
Income (Loss) Before Income Taxes	$21.9	$.1	$22.0	$(11.1)	$10.9
Management Excluded Items
Restructuring and severance	—	.1	.1	.1	.2
Acquisition and integration related expense	—	—	—	.3	.3
Asset impairment, facility closure costs and other	.1	.4	.5	.1	.6
Subtotal for management excluded Items	.1	.5	.6	.5	1.1
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$22.0	$.6	$22.6	$(10.6)	$12.0
Income tax expense (25% rate)*					(3.0)
Adjusted Income (Loss)					$9.0
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.20

*Income Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit as a % of Sales	17.1%	0.8%	11.0%
Segment / Corporate Capital Expenditures	$2.6	$1.0	$3.6	$.3	$3.9

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$22.0	$.6	$22.6	$(10.6)	$12.0
Unallocated corporate interest expense	—	—	—	4.6	4.6
Segment / Consolidated Adjusted EBIT	22.0	.6	22.6	(6.0)	16.6
Depreciation and amortization	4.3	3.0	7.3	—	7.3
Segment / Consolidated Adjusted EBITDA	$26.3	$3.6	$29.9	$(6.0)	$23.9

Adjusted EBITDA as a % of sales	20.4%	4.6%	14.5%		11.6%

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OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Six Months Ended May 31, 2019
					Table C

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$255.0	$119.6	$374.6	$—	$374.6

Segment Operating Profit / Corporate Expense	$29.3	$(2.0)	$27.3	$(15.3)	$12.0
Interest expense	—	—	—	(10.2)	(10.2)
Income (Loss) Before Income Taxes	$29.3	$(2.0)	$27.3	$(25.5)	$1.8
Management Excluded Items
Restructuring and severance	—	1.7	1.7	.2	1.9
Accelerated depreciation	—	1.0	1.0	—	1.0
Operational Improvements costs	—	—	—	.7	.7
Asset impairment, facility closure costs and other	—	2.0	2.0	—	2.0
(Gain) loss on sale of assets	—	(4.4)	(4.4)	.2	(4.2)
Acquisition and integration related expense	(.2)	.4	.2	.2	.4
Subtotal for management excluded items	(.2)	.7	.5	1.3	1.8
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$29.1	$(1.3)	$27.8	$(24.2)	$3.6
Tax expense (25% rate)*					(.9)
Adjusted Income (Loss)					$2.7
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.06

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	11.4%	(1.1)%	7.4%
Segment / Corporate Capital Expenditures	$12.3	$5.3	$17.6	$1.1	$18.7

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$29.1	$(1.3)	$27.8	$(24.2)	$3.6
Unallocated corporate interest expense	—	—	—	10.2	10.2
Segment / Consolidated Adjusted EBIT	29.1	(1.3)	27.8	(14.0)	13.8
Depreciation and amortization	9.9	4.8	14.7	.1	14.8
Segment / Consolidated Adjusted EBITDA	$39.0	$3.5	$42.5	$(13.9)	$28.6

Adjusted EBITDA as a % of sales	15.3%	2.9%	11.3%		7.6%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Six Months Ended May 31, 2018
					Table D

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$238.0	$147.0	$385.0	$—	$385.0

Segment Operating Profit / Corporate Expense	$35.5	$2.2	$37.7	$(14.9)	$22.8
Interest expense	—	—	—	(9.7)	(9.7)
Income (Loss) Before Income Taxes	35.5	2.2	37.7	(24.6)	13.1
Management Excluded Items
Restructuring and severance	.7	.1	.8	.7	1.5
Asset impairment, facility closure costs and other	.1	.4	.5	.1	.6
Environmental costs	—	.2	.2	—	.2
Deferred financing fees written-off	—	—	—	.8	.8
Acquisition and integration related expense	.4	—	.4	.5	.9
Subtotal for management excluded items	1.2	.7	1.9	2.1	4.0
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$36.7	$2.9	$39.6	$(22.5)	$17.1
Tax expense (25% rate)*					(4.3)
Adjusted Income					$12.8
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.29

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	15.4%	2.0%	10.3%
Segment / Corporate Capital Expenditures	$5.0	$1.8	$6.8	$.3	$7.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$36.7	$2.9	$39.6	$(22.5)	$17.1
Unallocated corporate interest expense	—	—	—	9.7	9.7
Segment / Consolidated Adjusted EBIT	36.7	2.9	39.6	(12.8)	26.8
Depreciation and amortization	8.4	6.0	14.4	.1	14.5
Segment / Consolidated Adjusted EBITDA	$45.1	$8.9	$54.0	$(12.7)	$41.3

Adjusted EBITDA as a % of sales	18.9%	6.1%	14.0%		10.7%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended May 31, 2019
					Table E
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$504.7	$254.8	$759.5	$—	$759.5

Segment Operating Profit / Corporate Expense	$64.4	$(14.1)	$50.3	$(27.3)	$23.0
Interest expense	—	—	—	(19.8)	(19.8)
Income (Loss) Before Income Taxes	$64.4	$(14.1)	$50.3	$(47.1)	$3.2
Management Excluded Items
Restructuring and severance	—	2.7	2.7	.4	3.1
Accelerated depreciation	.1	2.1	2.2	—	2.2
Operational Improvements costs	—	—	—	.7	.7
Asset impairment, facility closure costs and other	1.0	16.1	17.1	—	17.1
Gain on sale of assets	—	(4.4)	(4.4)	(.7)	(5.1)
Other financing	(.1)	(.1)	(.2)	—	(.2)
Acquisition and integration related expense	1.0	.6	1.6	1.8	3.4
Subtotal for management excluded items	2.0	17.0	19.0	2.2	21.2
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$66.4	$2.9	$69.3	$(44.9)	$24.4
Income tax expense					(6.1)
Adjusted Income (Loss)					$18.3
Adjusted Diluted Earnings Per Share From Adjusted Income					$0.40

Adjusted Segment Operating Profit as a % of Sales	13.2%	1.1%	9.1%
Segment / Corporate Capital Expenditures	$24.1	$9.6	$33.7	$1.8	$35.5

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$66.4	$2.9	$69.3	$(44.9)	$24.4
Unallocated corporate interest	—	—	—	19.8	19.8
Segment / Consolidated Adjusted EBIT	66.4	2.9	69.3	(25.1)	44.2
Depreciation and amortization	19.0	10.1	29.1	.2	29.3
Segment / Consolidated Adjusted EBITDA	$85.4	$13.0	$98.4	$(24.9)	$73.5

Adjusted EBITDA as a % of sales	16.9%	5.1%	13.0%		9.7%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $6.0M.)					$330.3
Less cash					(33.7)
Net Debt (Debt less Cash)					$296.6

Net Leverage Ratio*					4.0x
* The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended May 31, 2018
					Table F
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$464.2	$308.0	$772.2	$—	$772.2

Segment Operating Profit / Corporate Expense	$68.6	$(7.9)	$60.7	$(29.1)	$31.6
Interest expense	—	—	—	(20.7)	$(20.7)
Income (Loss) Before Income Taxes	$68.6	$(7.9)	60.7	$(49.8)	$10.9
Management Excluded Items
Restructuring and severance	.7	.4	1.1	1.1	2.2
Asset impairment, facility closure costs and other	.4	21.1	21.5	1.7	23.2
Environmental costs	—	.7	.7	—	.7
Deferred financing fees written-off	—	—	—	.8	.8
Pension settlement	—	—	—	.4	.4
Acquisition and integration related expense	.4	—	.4	.8	1.2
Subtotal for management excluded items	1.5	22.2	23.7	4.8	28.5
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$70.1	$14.3	84.4	$(45.0)	$39.4
Income tax expense					(11.1)
Adjusted Income (Loss)					$28.3
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.63

Adjusted Segment Operating Profit as a % of Sales	15.1%	4.6%	10.9%
Segment / Corporate Capital Expenditures	$13.2	$8.5	$21.7	$.6	$22.3

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$70.1	$14.3	$84.4	$(45.0)	$39.4
Unallocated corporate interest expense	—	—	—	20.7	20.7
Segment / Consolidated Adjusted EBIT	70.1	14.3	84.4	(24.3)	60.1
Depreciation and amortization	15.9	11.6	27.5	1.3	28.8
Segment / Consolidated Adjusted EBITDA	$86.0	$25.9	$111.9	$(23.0)	$88.9

Adjusted EBITDA as a % of sales	18.5%	8.4%	14.5%		11.5%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $7.3M.)					$319.8
Less cash					(52.9)
Net Debt (Debt less Cash)					$266.9

Net Leverage Ratio**					3.0 x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
May 31, 2019
			Table G
Adjusted Return on Invested Capital	Trailing Twelve Months Ended	Twelve Months Ended

	May 31,	November 30,
	2019	2018	2017
Adjusted Net Operating Profit After Tax:	(Dollars in Millions)
Adjusted income from continuing operations	$18.3	$28.5	$24.8
Interest add back excluding debt premium	19.8	19.3	21.5
Tax effect of interest add back*	(5.0)	(4.8)	(6.5)
Total Adjusted Net Operating Profit After Tax	$33.1	$43.0	$39.8

Debt and Equity:
Short-term debt	$4.3	$4.2	$4.2
Long-term debt	320.0	318.7	349.8
Total shareholders' equity	59.7	57.6	38.2
Total Debt and Equity	$384.0	$380.5	$392.2

Adjusted Return on Invested Capital	8.6%	11.3%	10.1%

*Tax rate is based on the Company's estimated normalized annual effective tax rate of 25% for 2019 and 2018, and 30% for 2017.

Notice on Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, and financial condition, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations, or financial condition, as well as the Company's actual and projected results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s business, operations, and financial condition and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statements speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
The Company's actual and projected results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) changes in raw material prices and availability; (3) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (4) the risk of doing business in foreign countries and markets; (5) the highly competitive markets the Company serves and continued consolidations among its competitors and customer base; (6) extensive and increasing governmental regulation, including environmental, health and safety regulations; (7) the Company's inability to protect its intellectual property or successfully defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) risks inherent in the operation of manufacturing facilities; (12) the Company's inability to achieve or achieve in a timely manner the objectives and benefits of cost reduction initiatives; (13) the Company's ability to develop and commercialize new products that can be value priced; (14) the Company's ability to identify and complete strategic transactions; (15) the Company’s ability to successfully integrate acquired companies; (16) information system failures and breaches in security; (17) the Company's use of purchase orders rather than long-term contracts for most of its business; (18) the disproportionate impact of certain product lines on the Company's operating profitability; (19) customer credit risk; (20) continued increases in healthcare costs; (21) the Company's ability retain or attract key employees; (22) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (23) the Company's contribution obligations under its U.S. pension plan; (24) the Company's reliance on foreign financial institutions to hold some of its funds; (25) the effect of goodwill impairment charges; (26) the volatility in the market price of the Company’s common shares; (27) the Company's substantial debt position; (28) a decision to incur additional debt; (29) the operational and financial restrictions contained in the Company's debt

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agreements; (30) the effects of a default under the Company's term loan or revolving credit facility; (31) the Company's ability to generate sufficient cash to service its outstanding debt; and (32) potential changes in the LIBOR calculation method and the expected phase-out of LIBOR.

OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2018 Form 10-K and subsequent filings with the Securities and Exchange Commission, which are available online at www.omnova.com and www.sec.gov.

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended May 31, 2019 were approximately $760 million. The Company has a global workforce of approximately 1,900. Visit OMNOVA Solutions on the internet at www.omnova.com.

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OMNOVA SOLUTIONS INC.
Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31,		May 31,
	2019	2018	2019	2018
Net sales	$205.7	$206.3	$374.6	$385.0
Cost of goods sold (exclusive of depreciation)	156.9	154.7	288.8	286.8
Gross profit	48.8	51.6	85.8	98.2

Other costs and expenses:
Selling, general and administrative	30.2	28.0	58.9	57.1
Depreciation and amortization	7.8	7.3	15.9	14.5
Asset impairments	—	.4	—	.4
Loss on asset sales	(4.2)	—	(4.1)	—
Restructuring and severance	2.8	.2	3.9	1.5
Interest expense	5.2	4.6	10.2	9.7
Debt issuance costs write-off	—	—	—	.8
Acquisition and integration related expense	—	.3	.3	.9
Other (income) expense, net	(.2)	(.1)	(1.1)	.2
Total other costs and expenses	41.6	40.7	84.0	85.1
Income (loss) before income taxes	7.2	10.9	1.8	13.1
Income tax (benefit) expense	1.6	2.5	.8	(2.6)
Net Income (Loss)	$5.6	$8.4	$1.0	$15.7

Net income (loss) per share - Basic	$.13	$.19	$.02	$.35
Net income (loss) per share - Diluted	$.12	$.19	$.02	$.35

Weighted average shares outstanding - Basic	44.8	44.6	44.7	44.6
Weighted average shares outstanding - Diluted	45.6	44.9	45.6	44.9

OMNOVA SOLUTIONS INC.
Consolidated Balance Sheets

	May 31, 2019	November 30, 2018
	(Unaudited)	(Audited)
	(Dollars in millions, except share amounts)
ASSETS:
Current Assets
Cash and cash equivalents	$33.7	$54.1
Accounts receivable, net	122.3	112.1
Inventories, net	82.9	78.8
Prepaid expenses and other	9.5	8.0
Total Current Assets	248.4	253.0

Property, plant and equipment, net	208.9	205.8
Intangible assets, net	51.1	53.5
Goodwill	70.2	70.9
Other non-current assets	5.3	6.0
Total Assets	$583.9	$589.2

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Short-term debt	$4.3	$4.2
Accounts payable	93.2	101.1
Accrued payroll and personal property taxes	21.5	15.5
Employee benefits	3.4	2.9
Other current liabilities	9.1	10.1
Total Current Liabilities	131.5	133.8

Long-term debt	320.0	318.7
Post-retirement benefits other than pensions	5.1	5.3
Pension liabilities	49.8	51.6
Deferred income taxes	11.5	13.4
Other non-current liabilities	6.3	8.8
Total Liabilities	524.2	531.6

Shareholders’ Equity
Common stock - $0.10 par value; 135.0 million shares authorized; 48.3 million shares issued; 44.8 and 44.9 million shares outstanding as of May 31, 2019 and November 30, 2018, respectively	4.8	4.8
Additional contributed capital	348.0	345.9
Retained deficit	(144.9)	(145.4)
Treasury stock at cost - 3.5 and 3.4 million shares as of May 31, 2019 and November 30, 2018, respectively	(25.6)	(25.3)
Accumulated other comprehensive loss	(122.6)	(122.4)
Total Shareholders’ Equity	59.7	57.6
Total Liabilities and Shareholders’ Equity	$583.9	$589.2

OMNOVA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Dollars in Millions)
(Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2019	2018	2019	2018
	(Dollars in Millions)
Operating Activities:
Net income (loss)	$5.6	$8.4	$1.0	$15.7
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on disposal of fixed assets	(4.1)	—	(4.1)	—
Depreciation and amortization	7.9	7.3	15.9	14.5
Impairment of long-lived assets	—	.4	—	.4
Amortization and write-off of deferred financing fees	.3	.3	.7	1.4
Non-cash stock compensation expense	1.5	1.3	1.8	1.8
Provision for uncollectible accounts	—	.4	.1	.4
Provision for obsolete inventories	.1	.1	.7	.7
Deferred income taxes	(.2)	(.7)	(.6)	(6.5)
Other	(.1)	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(16.8)	(6.9)	(12.8)	(15.1)
Inventories	5.7	6.1	(5.8)	(0.8)
Other current assets	2.4	7.4	(1.5)	5.2
Current liabilities	5.7	10.1	7.9	3.6
Other non-current assets	(3.8)	(13.0)	(5.1)	(7.6)
Other non-current liabilities	(.7)	2.4	(3.0)	1.9
Net Cash Provided by (Used in) Operating Activities	3.5	23.6	(4.8)	15.6
Investing Activities:
Capital expenditures	(11.3)	(3.9)	(18.7)	(7.1)
Proceeds from asset sales	5.5	—	5.5	—
Business acquisitions	—	—	(2.8)	(.1)
Other	—	—	—	—
Net Cash Provided by (Used In) Investing Activities	(5.8)	(3.9)	(16.0)	(7.2)
Financing Activities:
Proceeds from borrowings	114.5	2.3	129.7	2.3
Repayment of debt obligations	(111.8)	(3.4)	(129.0)	(44.4)
Payments for debt refinancing	—	(1.0)	—	(1.0)
Employee tax withholding related to redemption of common shares	—	—	(.3)	(.5)
Net Cash Provided by (Used in) Financing Activities	2.7	(2.1)	0.4	(43.6)
Effect of exchange rate changes on cash and cash equivalents	(.8)	(.8)	—	.1
Net Increase (Decrease) In Cash And Cash Equivalents	(.4)	16.8	(20.4)	(35.1)
Cash and cash equivalents at beginning of period	34.1	36.1	54.1	88.0
Cash And Cash Equivalents At End Of Period	$33.7	$52.9	$33.7	$52.9